UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

CalAmp Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12182	95-3647070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15635 Alton Parkway Suite 250
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 600-5600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders

On January 25, 2024, the Board of Directors (the “Board”) of CalAmp Corp., a Delaware corporation (the “Company”) approved a reverse stock split of the Company’s issued and outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), at a ratio of 1-for-23 (the “Reverse Stock Split”). The Reverse Stock Split will be effective as of 5:00 p.m. eastern time on February 1, 2024 (the “Effective Date”).

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement, as set forth in Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”), for continued listing on the Nasdaq Stock Market LLC (“Nasdaq”) exchange. As previously disclosed on August 23, 2023, the Company received a letter from Nasdaq on August 22, 2023, indicating that for the then last thirty (30) consecutive business days, the Company was not in compliance with the Minimum Bid Requirement.

In accordance with Listing Rule 5810(c)(3)(A), the Company has been granted one-hundred eighty (180) calendar days, or until February 18, 2024, to regain compliance with the Minimum Bid Requirement (the “Compliance Period”). To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of ten (10) consecutive business during the Compliance Period.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split becomes effective with Nasdaq and the Common Stock will begin trading on a split-adjusted basis at the open of business on the day following the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 128126208. The trading symbol for the Company, CAMP, will not be changed.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) 23. Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded up to the nearest whole share and, as such, any stockholder who otherwise would have held a fractional share after giving effect to the Reverse Stock Split will instead hold one whole share of the post-Reverse Stock Split Common Stock after giving effect to the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 23 and multiplying the exercise or conversion price thereof by 23, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

Certificated and Non-Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

After the Reverse Stock Split becomes effective, the Company’s transfer agent and registrar, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC) (“Equiniti”) will mail instructions for submitting paper certificates in exchange for new certificates reflecting the Reverse Stock Split. Equiniti can be contacted at (718) 921-8288, but stockholders should not submit their paper certificates until they receive and complete the instructions for transmittal which Equiniti will mail to them.

Certificate of Amendment. The Company will effect the Reverse Stock Split pursuant to the Company’s filing of a certificate of amendment of the Company’s amended and restated certificate of incorporation (the “Certificate”) with the Delaware Secretary of State effective at 5:00 p.m. eastern time on January 25, 2024, in accordance with Delaware Law. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Stockholder Approval. At the Company’s Special Meeting held on January 25, 2024, the stockholders approved a proposal to grant the Board of Directors discretion to implement a reverse stock split in a range of one-for-ten up to one-for-fifty. As such the Reverse Stock Split was approved in accordance with Delaware law.

Capitalization. As of January 24, 2024, there were 37,969,389 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 1,650,843 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock. The Total number of the Company’s authorized shares of Common Stock shall not be affected by the foregoing.

Immediately after the Reverse Stock Split, each stockholder’s relative ownership in the interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 5.03. Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 3.03 of this Current Report on Form 8-K with respect to the Company’s amended and restated certificate of incorporation effecting the Reverse Stock Split is incorporated by reference into Item 5.03 of this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting of stockholders (the “Special Meeting”) of the Company was held on January 25, 2024. 27,757,130 shares of the Company’s Common Stock (including shares represented by proxy) were present at the Special Meeting, representing approximately 73.06% of the shares of the Common Stock outstanding as of November 30, 2023, the record date for the Special Meeting, and a quorum.

Matters submitted to the stockholders and voted upon at the Special Meeting, which are more fully described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 12, 2023, were (i) to authorize the Board to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of the Company’s outstanding shares of Common Stock at a reverse stock split ratio in the range of one-for-ten through one-for-fifty (the “Reverse Stock Split Proposal”), and (ii) to approve the postponement or adjournment of the Special Meeting if necessary or appropriate, to permit further solicitation and vote of proxies if there were insufficient votes to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

At the Special Meeting, the Company’s stockholders approved the two proposals. The final results were as follows:

(1)
Approval of the Reverse Stock Split Proposal by the stockholders of the Company, voting as a single class:

For	Against	Abstain
25,240,754	2,490,754	25,622

(2)
Approval of the Adjournment Proposal by the stockholders of the Company, voting as a single class:

For	Against	Abstain
25,175,826	2,535,765	45,539

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation of CalAmp Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

Date:	January 25, 2024	By:	/s/ Jikun Kim
Jikun Kim Senior Vice President and CFO (Principal Financial Officer)